Exhibit 10.9.1

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the “Agreement”), dated as of the Grant Date set forth in the Notice of Grant (as defined below), between Gogo Inc., a Delaware corporation (the “Company”), and the Eligible Director whose name appears in the Notice of Grant (the “Participant”), pursuant to the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).  Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

1.	Confirmation of Grant, Option Price.

(a)Confirmation of Grant.  The Company hereby evidences and confirms the grant to the Participant of options to purchase the number of shares of Stock (the “Options”) set forth in the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan Stock Option Grant Notice delivered by the Company to the Participant (the “Notice of Grant”).  The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms and conditions of the Plan, which is incorporated by reference herein.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.  The Options shall be considered a Service Award under the Plan.

(b)Exercise Price.  The Options shall have the Exercise Price set forth in the Notice of Grant.

2.	Vesting, Exercisability and Exercise.

(a)Vesting.  The Options shall vest and become exercisable on the vesting date set forth in the Notice of Grant, subject to the continuous Service of the Participant until such vesting date.

(b)Exercise; Condition to Exercise.  Once vested and exercisable in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  The Participant may exercise all or a portion of the Options by giving notice to the Company or a brokerage firm designated or approved by the Company, in form and substance satisfactory to the Company, which will state the Participant’s election to exercise the Options and the number of shares of Stock for which the Participant is exercising Options.  The notice must be accompanied by full payment of the exercise price for the number of shares of Stock the Participant is purchasing.  The Participant may make this payment in any combination of the following: (i) by cash; (ii) by check acceptable to the Company; (iii) by tendering (either actually or by attestation) shares of Stock the Participant has owned for at least six months (if such holding period is necessary to avoid a charge to the Company’s earnings); (iv) to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required in accordance with procedures established by the Company; or (v) by any other method permitted by the Committee.

(c)Cashless Exercise.  In lieu of tendering the exercise price to the Company in accordance with Section 2(b), the Participant may elect to perform a “Cashless Exercise” of the Options, in whole or in part, by surrendering the Options to the Company, marked “Cashless Exercise” and designating the number of shares of Stock desired by the Participant out of the total for which Options are exercisable.  The Participant shall thereupon be entitled to receive the number of shares of Stock having a Fair Market Value equal to (i) the then Fair Market Value per share of Stock multiplied by the number of the shares of Stock into which the Options designated by the Participant would have been exercisable pursuant to Section 2(b) upon payment of the exercise price by the Participant, less (ii) the exercise price the Participant would have been required to pay under Section 2(b) in respect of such an exercise.

3.	Termination of Options

(a)Normal Expiration Date.  Unless earlier terminated pursuant to Section 3(b), the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”), if not exercised prior to such date.

(b)Termination of Service.

(i)Death, Disability or Retirement.  If the Participant’s Service on the Board terminates due to death, Disability or Retirement (as defined below), any Options that are vested as of such Termination of Service may be exercised by the Participant or the Participant’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (x) the date which is five years after the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability or Retirement, as the case may be, and (y) the Normal Expiration Date; provided, however, that in the case of any voluntary Retirement by the Participant that occurs prior to April 29, 2021 (it being understood and agreed that no retirement by the Participant at the request of the Board or following a decision by the Board not to re-nominate the Participant to the Board shall be considered voluntary for this purpose) “five years” in clause (x) above shall be replaced with “one year”.  Any Options that are not vested as of the Participant’s Termination of Service shall be terminated immediately upon such Termination of Service. For purposes of the foregoing, the term “Retirement” shall mean the Participant’s voluntary or involuntary Termination of Service, other than by reason of death, Disability or removal for Cause, occurring on or after the date on which either (A) the Participant reaches the age of 65 or (B) the Participant’s age plus years of Service on the Company’s Board equal seventy-five (75).

(ii)Removal for Cause.  If the Participant’s Service on the Board is terminated by the Board for Cause, all Options, whether vested or unvested, shall terminate immediately upon such Termination of Service.

(iii)Other Reasons.  If the Participant’s Service on the Board is terminated due to circumstances other than as set forth in Sections 3(b)(i) or (ii), such as resignation, any Options that are vested as of the effective date of the Participant’s Termination of Service may thereafter be exercised by the Participant until and including the earliest to occur of (x) the date which is 90 days after the effective date of the Participant’s Termination of Service and (y) the Normal Expiration Date.  All Options that are unvested as of the Participant’s Termination of Service shall immediately terminate upon such Termination of Service.

(iv)Death Following Termination.  If the Participant dies during the period set forth in Section 3(b)(i) or (iii), the vested Options may thereafter be exercised by the Participant’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (x) the date which is one year after the date of death (or, if later, five years after the date of the Participant’s Disability or Retirement, as applicable) and (y) the Normal Expiration Date.

(c)Change in Control.  In the event of a Change in Control, the Options shall continue and shall have such treatment as set forth in the Plan.

4.

Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon exercise of the Options unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

5.	Participant’s Rights with Respect to the Options.

(a)Restrictions on Transferability.  The Options granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, hedged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b)No Rights as Stockholder.  The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock underlying the Options unless and until shares of Stock are issued to the Participant upon exercise thereof.

6.

Adjustments.  The number, class and Exercise Price of the shares of Stock covered by the Options shall be adjusted by the Committee to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as the Board determines in its sole discretion.

7.	Miscellaneous.

(a)Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)No Right to Continued Service.  Nothing in the Plan or this Agreement shall interfere with or limit in any way any right  to terminate the Participant’s Service on the Board.

(c)Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d)[RESERVED]

(e)Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(f)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the Award does not create any contractual or other right to receive future grants of Awards; (iii) that participation in the Plan is voluntary; and (iv) that the future value of the Stock is unknown and cannot be predicted with certainty.

(g)Participant Data Privacy.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant: (i) authorizes the Company, the Participant’s employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (ii) waives any data privacy rights the Participant may have with respect to such information; and (iii) authorizes the Company and its agents to store and transmit such information in electronic form.

(h)Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Options via Company website, email or other electronic delivery.

(i)Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

(j)Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.